Exhibit 99.1

Bellerophon Therapeutics Receives IND Clearance from China NMPA to Conduct Phase 3 Clinical Trial in China for INOpulse® in Fibrotic Interstitial Lung Disease

China NPMA accepts the use of Moderate to Vigorous Physical Activity (MVPA) as the primary endpoint

WARREN, N.J., February 9, 2023 – Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”), a clinical-stage biotherapeutics company focused on developing treatments for cardiopulmonary diseases, today announced clearance of its Investigational New Drug (IND) application from the Center for Drug Evaluation of China’s National Medical Products Administration (NMPA) to conduct a Phase 3 clinical trial to support the registration of INOpulse® for the treatment of fibrotic interstitial lung disease (fILD) in China. The study will utilize Moderate to Vigorous Physical Activity (MVPA) as the primary endpoint and be conducted in collaboration with Bellerophon’s regional partner, Baylor BioSciences, a life sciences company dedicated to the development and commercialization of innovative medical products for Greater China.

“We are delighted to expand our clinical program with the aim of bringing INOpulse to patients in need in Greater China,” said Peter Fernandes, Bellerophon’s Chief Executive Officer. "INOpulse has the potential to become the first therapy to treat an fILD population that includes patients at low-, intermediate- and high-risk of pulmonary hypertension. This IND clearance further underscores the potential of INOpulse to improve activities of daily living and quality of life in patients with fILD, and supports the use of our novel primary endpoint, MVPA, which we are also utilizing in our ongoing Phase 3 REBUILD study in the U.S.”

“We are excited to continue strengthening our partnership with Baylor BioSciences,” said Naseem Amin, Chairman of Bellerophon Therapeutics. “INOpulse has significant potential in treating various diseases associated with pulmonary hypertension and the clearance of this IND brings us one step closer to a new treatment option for the underserved fILD patient community in Greater China.”

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse® program, a proprietary pulsatile nitric oxide delivery system. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans, and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties relating to INOpulse®, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contacts
LifeSci Advisors:
Brian Ritchie
(212) 915-2578
britchie@lifesciadvisors.com